                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                             AAR CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 11, 2000

To the Stockholders of AAR CORP.:

The Annual Meeting of Stockholders of AAR CORP. for the year 2000 will be held at AAR CORP.'s headquarters, One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois, on Wednesday, October 11, 2000, at 3:00 P.M. (Chicago time). At the meeting, stockholders will act on the following matters:

1. Election of two Class I directors to serve until the 2003 Annual Meeting of Stockholders; and

2.  Any other matter that may properly come before the meeting.

                                          By Order of the Board of Directors

                                          HOWARD A. PULSIFER
                                          SECRETARY

August 28, 2000

YOUR VOTE IS IMPORTANT

PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE, OR SUBMIT YOUR PROXY ELECTRONICALLY BY TELEPHONE OR VIA THE INTERNET SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

[LOGO]

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
October 11, 2000

                                  SOLICITATION

This Proxy Statement and the enclosed proxy card were mailed to shareholders on or about August 28, 2000, in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2000 Annual Meeting ("Annual Meeting").

If you are a stockholder of record (i.e., you hold your shares in your own name other than through a broker, bank or other nominee), you are encouraged to submit your proxy vote electronically either by telephone or via the internet. This will eliminate the need to sign, date and return your proxy card. To submit your proxy by telephone or over the internet you will be required to enter the control number assigned to you and imprinted on your proxy card accompanying this Proxy Statement. The vote by telephone and vote by internet systems can be accessed 24 hours a day, seven days a week until the day prior to the meeting.

    - TO SUBMIT YOUR PROXY VOTE BY TELEPHONE:

       - USING A TOUCH-TONE PHONE, CALL 1-877-PRX-VOTE (1-877-779-8683) TOLL-FREE AND FOLLOW THE VOICE PROMPTS

       - FROM OUTSIDE THE UNITED STATES, CALL 1-201-536-8073 DIRECT AND FOLLOW THE VOICE PROMPTS

    - TO SUBMIT YOUR PROXY VOTE BY INTERNET:

       - LOG ONTO INTERNET WEBSITE AT HTTP://WWW.EPROXYVOTE.COM/AAR AND ENTER YOUR VOTER CONTROL NUMBER ON YOUR PROXY CARD AND MARK THE APPROPRIATE BOXES TO ENTER VOTING INSTRUCTIONS

If you are a street-name stockholder (i.e., you hold your shares through a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee describing how you may vote your shares.

You may change your vote at any time before your proxy is exercised, but only by voting in person at the Annual Meeting, or by submitting another proxy by telephone, over the internet, or delivering a later dated, signed proxy to the Secretary of the Company.

Proxies will be voted in accordance with instructions on the proxy. If no instructions are specified, the named proxy holders will vote FOR the election of the two nominees for director designated by the Board, and upon any other matter that may properly come before the Annual Meeting in their discretion and best judgment. The Board may nominate another person if any nominee becomes unavailable for election for any reason prior to the Annual Meeting vote. In that event, the named proxy holders will vote for that other person.

The cost of the solicitation of proxies will be paid by the Company. The Company has engaged D. F. King & Co., 77 Water Street, New York, New York, to aid in the solicitation of proxies at a total estimated cost of $8,000, plus reasonable out-of-pocket expenses. D. F. King & Co. may solicit proxies by mail, by telephone, by facsimile, by e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies.

                  RECORD DATE AND VOTING AT THE ANNUAL MEETING

Stockholders owning Common Stock of the Company ("Common Stock") outstanding at the close of business on the record date, August 16, 2000, may vote at the 2000 Annual Meeting. On that date, 26,856,636 shares of Common Stock were outstanding. Stockholders will have one vote on each matter to be voted on for each share held on the record date. Shares cannot be voted unless the owner is present at the Annual Meeting in person or by proxy. The holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy will constitute a quorum. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining a quorum. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Abstentions and broker non-votes will be disregarded for purposes of determining whether a matter has been approved, because they are not considered votes cast.

                               BOARD OF DIRECTORS

The Restated Certificate of Incorporation and By-Laws of the Company provide that the Board shall consist of between three and fifteen directors. The exact number of directors is set from time to time by the Board and is presently set at eight. The eight members of the Board are divided into three classes:
Class I (2 directors), Class II (3 directors) and Class III (3 directors). One class is elected each year for a three-year term.

During the fiscal year ended May 31, 2000 ("Fiscal 2000"), the Board held six meetings. All of the incumbent directors attended 75% or more of the aggregate meetings of the Board and of the Committees on which they served except for Mr. Jannotta whose attendance was 73% in the aggregate.

BOARD COMMITTEES

The Board has an Audit Committee, a Compensation Committee, an Executive Committee, and a Nominating Committee.

AUDIT COMMITTEE

The Audit Committee is comprised entirely of independent directors. Its members are Joel D. Spungin (Chairman), A. Robert Abboud, Erwin E. Schulze, and Howard
B. Bernick. This committee acts pursuant to its charter adopted by the Board of Directors (a copy of which is attached to this proxy statement as Exhibit 1). Among other things, the Audit Committee recommends to the Board the independent auditors who audit the Company's consolidated financial statements, maintains communication between the Board and its independent auditors, monitors performance of the independent auditors, has oversight of and reviews financial reporting issues and practices, has oversight of and reviews the adequacy of financial accounting controls and the organization and performance of the Company's internal systems of audit, reviews the scope and results of audits, and meets with the independent auditors and internal auditors without members of management present. The Audit Committee held three meetings during Fiscal 2000.

COMPENSATION COMMITTEE

The Compensation Committee is comprised entirely of independent directors. Its members are Erwin E. Schulze (Chairman), A. Robert Abboud, Edgar D. Jannotta, and Lee B. Stern. This committee reviews and approves compensation policies and practices for all elected corporate officers, fixes the compensation of the President and Chief Executive Officer, and administers the Chief Executive Officer's long-term incentive program, the annual incentive compensation programs for other officers, and the AAR CORP. Stock Benefit Plan. The Compensation Committee held six meetings during Fiscal 2000.

EXECUTIVE COMMITTEE

The Executive Committee is comprised of Ira A. Eichner (Chairman), David P. Storch, Edgar D. Jannotta, and Erwin E. Schulze. The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise the powers of the Board, subject to limitations imposed by law and by the Board. The Executive Committee did not hold any meetings during Fiscal 2000.

NOMINATING COMMITTEE

The Nominating Committee is comprised of David P. Storch (Chairman), Ira A. Eichner, Lee B. Stern, and Richard D. Tabery. This committee reviews and recommends to the Board qualified candidates for election as directors and considers the performance of incumbent directors to determine whether they should be recommended to the Board for nomination for reelection. The Nominating Committee will consider director candidates recommended by stockholders. Stockholders may submit a recommendation to the Nominating Committee for consideration with respect to the Annual Meeting of Stockholders for the year 2001 by writing to the Secretary, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191. To be considered, recommendations must be received prior to April 13, 2001, must state the reasons for the recommendation and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, and any other qualifications. Recommendations must also include a statement indicating that the proposed nominees have consented to being named in the proxy statement and to serve if elected. The Nominating Committee held one meeting during Fiscal 2000.

DIRECTORS' COMPENSATION

Each director who is not an officer or employee of the Company or any subsidiary ("Eligible Director") receives an annual retainer of $28,000 payable in Common Stock, a fee of $1,750 for attendance at each meeting of the Board or of any Board committee and reimbursement of expenses. The Chairman of the Board and the chairman of each committee receives an additional $2,000 annual retainer. Each director may elect to defer receipt of the annual retainer and meeting fees pursuant to the Company's Nonemployee Directors' Deferred Compensation Plan.

In addition, each Eligible Director receives term life insurance coverage of $200,000 and a one-time grant upon becoming a director of stock options for 10,000 shares of Company Common Stock under the AAR CORP. Stock Benefit Plan. These options can be exercised in 25% increments on each anniversary grant date at the closing New York Stock Exchange price on the date of grant.

Each Eligible Director also will receive benefits under the AAR CORP. Directors' Retirement Plan upon retirement from the Board on or after age 65 if such director has completed at least five years of service as a director. Benefits are paid quarterly in cash in an amount equal to 25% of the annual retainer payable to an active eligible director and are paid for a period equal to the total number of years of service as a director to a maximum of ten years or until death. The AAR CORP. Directors' Retirement Plan is unfunded. As of
May 31, 2000, two former directors were receiving retirement benefits under such Plan.

Directors who are officers or employees of the Company or any subsidiary receive no additional compensation for service on the Board or any of its committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jannotta, a director of the Company, is a Senior Director of William
Blair & Company, L.L.C. ("William Blair"). William Blair, from time to time, has rendered investment banking services to the Company and received customary compensation for those services. During Fiscal Year 2000, William Blair received no compensation from the Company for services. The Company may engage William Blair for additional services in the future.

Mr. Eichner, a director of the Company and Chairman of the Board, provides consulting services to the Company pursuant to a four year consulting agreement ending June 1, 2003 under which he receives a quarterly consulting fee in the amount of $25,000; in fiscal 2000 he received $100,000 in consulting fees.

                            BIOGRAPHICAL INFORMATION

                                                              Director
                                                               Since
                                                              --------
NOMINEES:
  CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL
    MEETING:
JOEL D. SPUNGIN, 62: Since 1995, Managing Partner, DMS          1992
  Enterprises, L.P., a consulting and management advisory
  partnership. From 1994 to 1999, Chairman Emeritus, and
  from 1988 to 1995, Chairman and Chief Executive Officer of
  United Stationers Inc.
    Other directorships: Home Products International, Inc.;
     and Vita Foods, Inc.
DAVID P. STORCH, 47: Since 1996, President and Chief            1989
  Executive Officer of AAR. From 1989 to 1996, President and
  Chief Operating Officer of AAR. From 1988 to 1989, Vice
  President of AAR. Mr. Storch is Mr. Eichner's son-in-law.
    Other directorship: MarchFirst, Inc.
CONTINUING DIRECTORS:
  CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL
    MEETING:
EDGAR D. JANNOTTA, 69: Since 1996, Senior Director of           1964
  William Blair, an investment banking firm. From 1995 to
  1996, Senior Partner of William Blair. From 1977 to 1995,
  Managing Partner of William Blair.
    Other directorships: Aon Corporation; Bandag,
     Incorporated; Inforte Corp.; Molex Incorporated; and
     Unicom Corporation.
LEE B. STERN, 73: Since 1992, President of LBS Co., the         1982
  General Partner of LBS Limited Partnership, a member firm
  of the Chicago Board of Trade and Futures Commission
  Merchant since 1992. From 1967 to December, 1992,
  President and Chief Executive Officer of Lee B. Stern &
  Company, Ltd., a Futures Commission Merchant. Mr. Stern
  has been a member of the Chicago Board of Trade since 1949 and an owner-director of the Chicago White Sox since 1976.
RICHARD D. TABERY, 71: Since 1993, Aviation Business            1989
  Consultant. From 1995 to 1997, Chairman of HKS&A, Inc., an
  aviation consulting company. From 1988 to 1993, Vice
  Chairman of AAR. From 1957 to 1988, Mr. Tabery held
  various positions with United Airlines, Inc., most
  recently as Senior Vice President-Maintenance Operations.
  CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL
    MEETING:
A. ROBERT ABBOUD, 71: Since 1984, President of A. Robert        1987
  Abboud & Co., a private investment business.
    Other directorships: Hartmarx Corporation; and
     Alberto-Culver Company.

                                                              Director
                                                               Since
                                                              --------
HOWARD B. BERNICK, 48: Since 1994, President and Chief          1994
  Executive Officer of Alberto-Culver Company, a
  manufacturer, marketer and distributor of personal care
  and household products. From 1988 to 1994, President and
  Chief Operating Officer of Alberto-Culver Company.
    Other directorship: Alberto-Culver Company.
IRA A. EICHNER, 69: Since 1973, Chairman of the Board of        1955
  AAR. Mr. Eichner founded the Company in 1955 and was its
  Chief Executive Officer until October, 1996. From 1996
  until his retirement as an active executive officer on May
  31, 1999, he was executive Chairman of the Board and
  Founder of the Company. Mr. Eichner is Mr. Storch's
  father-in-law.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years. At this year's Annual Meeting, the Board of Directors has nominated two directors to be elected in Class I, each to serve a three-year term expiring at the Annual Meeting in the year 2003 or until the individual is succeeded by another qualified director who has been duly elected.

The nominees for Director in Class I this year are JOEL D. SPUNGIN AND DAVID P. STORCH.

The Board expects all nominees to serve if elected as directors. If any of them should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as nominee. Under Delaware law and the Company's By-Laws, the two nominees for director who individually receive the greatest number of votes shall be elected directors of the Company.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                      STOCKHOLDERS VOTE FOR BOTH NOMINEES

                         OTHER MATTERS TO BE VOTED UPON

Management knows of no other matters which are to be brought before this Annual Meeting. However, if any other matters properly come before the Annual Meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matters.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

TABLES

The following tables show the shares of Common Stock beneficially owned, as of July 31, 2000, by (i) each director and nominee for election to the Board,
(ii) each of the executive officers named in the Summary Compensation Table,
(iii) all directors and executive officers of the Company as a group, and
(iv) each beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as noted, the nature of beneficial ownership for shares shown in the Tables is sole voting and/or investment power.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                                                Percent of Shares
                                              Number of          Outstanding if
Name                                          Shares(1)          greater than 1%
----                                          ---------         -----------------
A. Robert Abboud............................     39,366
Howard B. Bernick...........................     27,500
Ira A. Eichner..............................    843,780(2)             3.1
Edgar D. Jannotta...........................     37,500
Howard A. Pulsifer..........................     68,633
Timothy J. Romenesko........................     79,961
Erwin E. Schulze............................     13,518
Michael J. Sharp............................      6,850
Philip C. Slapke............................    159,168
Joel D. Spungin.............................     20,250
Lee B. Stern................................    143,173(3)
David P. Storch.............................  1,389,789(4)             5.2
Richard D. Tabery...........................     62,212

All directors and executive officers as a
  group.....................................  2,891,700(1,2,3,4)       10.8

------------

(1) Includes the following shares of the identified person that may be acquired within sixty days of July 31, 2000 through the exercise of stock options: Mr. Bernick, 15,000 shares; Mr. Eichner, 205,529 shares;
      Mr. Jannotta, 15,000 shares; Mr. Pulsifer, 26,668 shares; Mr. Romenesko, 32,065 shares; Mr. Sharp, 5,350 shares; Mr. Slapke, 80,810 shares;
      Mr. Spungin, 15,000 shares; Mr. Stern, 4,273 shares; Mr. Storch, 1,090,894 shares; and Mr. Tabery, 34,500 shares; and all directors and executive officers as a group (13 persons), 1,525,089 shares.

(2) Does not include 75,000 shares which Mr. Eichner may be deemed to own a beneficial interest in, but as to which Mr. Eichner disclaims beneficial ownership.

(3) Does not include 49,500 shares which Mr. Stern may be deemed to own a beneficial interest in, but as to which Mr. Stern disclaims beneficial ownership.

(4) Includes 28,857 shares beneficially owned by Mr. Storch's wife (18,810 shares) and minor children (10,047 shares), as to which Mr. Storch disclaims beneficial ownership.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Name and Address                                  Number of   Percent of Shares
of Stockholder                                     Shares        Outstanding
----------------                                  ---------   -----------------
Neuberger & Berman, LLC.........................  2,584,595(1)       9.51%
  605 Third Avenue
  New York, NY 10158-3698

Westport Asset Management, Inc..................  2,269,100(2)       9.28%
  253 Riverside Avenue
  Westport, CT 06880-4816

------------

(1) As of 12/31/99, Neuberger Berman, LLC ("Neuberger"), a registered investment advisor, stated that in its capacity as investment advisor, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger further stated that it has no economic interest in these shares and that its clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares:

(i)     sole voting power:             961,645
(ii)    shared voting power:         1,613,450
(iii)   sole dispositive power:              0
(iv)    shared dispositive           2,584,595
        power:

(2) As of 2/16/2000, Westport Asset Management, Inc., a registered investment advisor, stated that it is deemed to be a beneficial owner for purposes of Rule 13(d) since it has shared power to make decisions whether to retain or dispose of the securities of many unrelated clients. Westport further stated that it does not, however, have an economic interest in the securities of those clients and that its clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. Westport disclaimed beneficial ownership with respect to these shares:

(i)     sole voting power:             271,250
(ii)    shared voting power:         1,704,950
(iii)   sole dispositive power:        271,250
(iv)    shared dispositive           2,269,100
        power:

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Securities and Exchange Commission Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to its most recent fiscal year, no person who, at any time during the fiscal year, was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"), failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that one Form 3 Initial Statement was inadvertently filed late by Michael J. Sharp (appointed Vice President/ Chief Accounting Officer on 4/13/99) in October, 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

GENERAL

The Company's executive compensation program is structured and administered by the Compensation Committee of the Board of Directors. The Committee is comprised of the four individuals listed below, all of whom are independent directors of the Company.

The executive compensation program is designed to enable the Company to attract, motivate and retain talented executives capable of achieving strategic business initiatives and to reward them for their achievement. It is designed to complement the Company's short-term and long-term business objectives and to focus executives' efforts on fulfilling these objectives. The program consists of three elements: (i) base salaries which are generally set at approximately the median salary level of comparable positions in similar companies, adjusted up or down to reflect individual capabilities and responsibilities and experience levels and other relevant factors; (ii) annual variable incentive opportunities paid in cash and stock based on individual contribution and performance; and
(iii) long-term incentive opportunities, in the form of stock option/restricted stock awards.

Total compensation opportunities for each executive are intended to be competitive with those offered by other companies competing for talent in the Company's employment market. In designing and administering the individual elements of the executive compensation program for each executive, the Committee strives to balance short- and long-term incentive objectives and employ prudent judgment in establishing base salary levels and performance criteria, evaluating performance and determining actual incentive payments. To ensure competitiveness and reasonableness of the Committee's compensation decisions, independent compensation consulting firms are retained periodically to advise the Committee in connection with both the design and implementation of the various elements of the program and the level of individual executive participation. The Company uses competitive compensation analyses by independent consultants to ensure that the President and Chief Executive Officer's and other executive officers' base salaries and total compensation are at an appropriate competitive level relative to compensation for such positions at other companies in the relevant employment market. Generally, as an executive's level of responsibility increases, a greater percentage of total compensation is based on performance, and the mix of total compensation shifts toward stock, thereby aligning the long-term interest of senior executives with those of stockholders. To encourage stock ownership in the Company by senior executives, the Company has established guidelines for ownership of Common Stock by senior management equal in value to 75% of salary, to be voluntarily achieved. An executive's progress towards achieving these guidelines will be one factor considered by the Committee in awarding stock compensation to the executive in the future.

BASE SALARIES

Base salary levels of all elected corporate officers, including the President and Chief Executive Officer, are reviewed annually by the Committee and may be adjusted depending upon the executive's qualifications, responsibilities, assessed performance contribution, tenure in the Company and in the position held, and competitive salary considerations relative to similar positions at selected companies in the employment market from which the Company draws its executives. Adjustments in Fiscal 2000 to the base salaries of the President and Chief Executive Officer and other executive officers named in the Summary Compensation Table reflect the factors referred to above.

ANNUAL INCENTIVE OPPORTUNITIES

The President and Chief Executive Officer has an annual performance-based incentive bonus opportunity of up to 150% of his base salary. Twenty percent of his incentive bonus is payable in three-year restricted stock. The percentage incentive bonus opportunity for other executive positions varies depending on their responsibility level and 10% of any bonus paid is payable in restricted stock.

Each fiscal year the Compensation Committee establishes specific annual cash bonus performance goals, within guidelines approved by stockholders in 1997 and intended to meet the requirements of Section 162(m) of the Internal Revenue Code, for certain executive officers of the Company. These goals focus on two categories: income and balance sheet management. The importance and weighting of these two categories is established each year by the Compensation Committee. Under the category of balance sheet management, the goals include one or several of the following criteria: shareholder equity, long-term debt to capital ratio, investment rating, debt coverage, cash flow and return on invested capital. Under the category of income, the goals include one or several of the following: pre-tax income, earnings per share and net income. A participant may be eligible to earn up to 100% of such participant's salary for meeting target goals and up to an additional 50% of salary for exceeding target goals. The amount actually earned depends on each participant's position, bonus opportunity and actual performance versus the pre-established goals.

LONG-TERM INCENTIVE OPPORTUNITIES

The long-term incentive program consists of stock option and/or restricted stock awards granted under the AAR CORP. Stock Benefit Plan approved by stockholders in 1992. In addition, certain officers and key employees are also eligible to receive stock options in shares of Aerospan.com, a joint venture company, currently 50% owned by the Company.

Stock option awards typically expire 10 years from the date of grant or earlier upon termination of employment, become exercisable in five equal increments on successive grant anniversary dates at the NYSE closing stock price on the date of grant, and are accompanied by reload features and, for certain individuals, stock rights exercisable in the event of a change in control of the Company. Stock options in Aerospan.com will vest (i) in 25% increments upon 10% incremental increases in returns on AAR CORP. common stock, or (ii) seven years from date of grant, or (iii) immediately upon a change in control of Aerospan.com or AAR CORP. Restrictions imposed on restricted stock awards vary and are designed, among other things, to encourage executives to stay with the Company and to maintain a focus on long-term objectives of the Company. Typically, restricted stock grants vest over five (5) years (20% each anniversary), over seven (7) years (25% on fourth anniversary, 25% on sixth anniversary and 50% on seventh anniversary), or over 10 years (30% on fourth anniversary, 30% on 7th anniversary and 40% on 10th anniversary); restrictions on restricted stock used in lieu of cash to pay earned bonuses are released over three (3) years ( 1/3 on each anniversary). Typically, awards are subject to forfeiture if the employee terminates employment for any reason other than retirement or disability or the Company terminates employment for cause, during the award cycle. During the award cycle the participant receives dividends on the restricted shares and also has the right to vote the awarded shares.

In determining stock option and restricted stock awards, the Committee considers the recipient's position and responsibilities in the Company, performance and contributions made during the preceding year, capabilities and potential for future contribution to the Company, the number of options and awards previously granted to the recipient and, for senior management, their progress toward achieving the Company's guidelines for stock ownership by senior management.

The Board believes that Mr. Storch, as the President and Chief Executive Officer, should have the opportunity, based on performance, to become a significant shareholder and that the performance measures that govern his opportunities should be both economic and shareholder value related. Such measures should also be related to the Company's industry and investor communities and reflect business objectives of the Company over the coming years. Mr. Storch's Employment Agreement originally provided him the opportunity to earn restricted stock performance shares under a long-term restricted stock incentive program based upon the Company's performance compared to the performance of (i) the Company's peer group index and (ii) the S&P500 index, for both return on total capital and total return to shareholders. Mr. Storch agreed to amend his Employment Agreement effective May 31, 2000 to delete the opportunity to earn restricted stock performance shares. The Committee is working with an executive compensation consultant to develop an appropriate long-term incentive program for Mr. Storch commencing June 1, 2000. When finalized, the Company intends to submit such performance share program for shareholder approval to qualify the program as "performance compensation" within the meaning of 162(m) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code").

Mr. Storch and other named executive officers in the Summary Compensation Table below received the long-term incentive stock options and restricted stock awards reflected in the tables below. The number of shares covered by each grant reflects individual contributions and performance, as well as competitive industry practices, in the view of the Committee. The grant levels also continue the

Board's emphasis on executive share ownership and further the Company's objectives of tying incentive compensation to performance and aligning executive's interests with the interests of the Company's stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

In Fiscal 2000, Mr. Storch's annual base salary was increased to $650,000. The high level of performance achieved by Mr. Storch throughout the year met the goals approved by the Board of Directors for an annual incentive bonus award equal to 50% of base salary. However, because the Company's share price performance was disappointing at year end, Mr. Storch requested that his annual incentive bonus for Fiscal 2000 be reduced to 15 percent (15%) of base salary. The Compensation Committee honored that request. Twenty percent of Mr. Storch's annual incentive bonus was paid in restricted stock.

The tables which follow this report and accompanying footnotes and narrative reflect the decision covered by the above discussion.

FEDERAL INCOME TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally prevents any public company from claiming a deduction for compensation in excess of $1 million for any executive. This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under
Section 162(m). The Committee has determined that it is in the best interests of the Company and its shareholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Committee has previously and may in the future structure compensation arrangements that under certain circumstances may be subject to the deduction limit. None of the compensation paid by the Company in Fiscal 2000 was subject to the deduction limit.

COMPENSATION COMMITTEE

    Erwin E. Schulze, Chairman
    A. Robert Abboud
    Edgar D. Jannotta
    Lee B. Stern

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the five-year cumulative total stockholder return (including reinvestment of dividends) of the Company, the S&P (Standard & Poor's) Composite-500 Stock Index, and a peer group index selected by the Company.

The S&P Composite-500 Stock Index is comprised of domestic industry leaders in four major sectors: Industrials, Financials, Utilities and Transportation, and serves as a broad indicator of the performance of the U.S. equity market. The peer group index selected by the Company is comprised of companies engaged in engine, airframe and/or manufacturing activities in support of the aerospace/aviation aftermarket similar to those conducted by the Company. The peer group selected by the Company is comprised of the following companies:(1) Aviall, Inc., Aviation Sales Company, B.F. Goodrich Company, Kellstrom Industries, Inc., Sequa Corp., SPS Technologies Inc., and Willis Lease Finance Corp.

These indices relate only to stock prices and dividends; they do not purport to provide a direct comparison of the business or financial performance of the companies comprising such indices with the Company or with each other.

         COMPARISON OF FIVE-YEAR CUMULATIVE STOCKHOLDER TOTAL RETURN(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

RETURN TO SHAREHOLDER
Index                  AAR CORP.  S&P 500  PEER GROUP
FY95                     $100.00  $100.00     $100.00
FY96                     $148.82  $128.44     $142.38
FY97                     $212.54  $166.22     $186.00
FY98                     $275.38  $217.22     $266.31
FY99                     $209.00  $262.89     $217.54
FY00                     $162.54  $296.52     $124.34

----------

(1) Wyman Gordon Co., included in the Company's Peer Group in prior years, was acquired during 2000 and delisted; therefore it has been deleted.

(2) Assumes $100 invested on June 1, 1995, and reinvestment of dividends in the Company's Common Stock, S&P Composite-500 Stock Index and Companies comprising the Peer Group.

COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid for fiscal years 1998 through 2000 to the President and Chief Executive Officer and the four other most highly paid executive officers in Fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                                                        Long-Term Compensation
                                                                   ---------------------------------
                                                                                Awards
                                                                   ---------------------------------
                                     Annual Compensation            Other Annual                        Securities      All Other
                              ----------------------------------    Compensation    Restricted Stock    Underlying     Compensation
Name and Principal Position     Year     Salary ($)   Bonus ($)         ($)         Award(s) ($)(1)    Options (#)        ($)(2)
---------------------------   --------   ----------   ----------   --------------   ----------------   ------------   --------------
DAVID P. STORCH ............    2000      650,000       78,000         89,400           523,125                0         115,200
  PRESIDENT AND CHIEF           1999      610,000      800,000             --           655,313          195,000          97,600
  EXECUTIVE OFFICER             1998      550,000      750,000             --           511,875          345,000          99,800

PHILIP C. SLAPKE ...........    2000      410,000            0             --           226,250           40,000          33,400
  EXECUTIVE VICE PRESIDENT      1999      350,000      491,900             --           155,756           42,500          34,600
                                1998      241,500      476,180             --           225,030           26,250          32,900

TIMOTHY J. ROMENESKO .......    2000      265,000       39,250             --           113,125           25,000          28,500
  VICE PRESIDENT AND CHIEF      1999      220,000      143,500             --            83,870           26,750          21,000
  FINANCIAL OFFICER             1998      195,000      125,000             --           121,170           15,000          21,300

HOWARD A. PULSIFER .........    2000      241,800       36,270             --            45,250           13,000          40,500
  VICE PRESIDENT, GENERAL       1999      215,000      125,000             --            47,925           16,350          34,200
  COUNSEL, AND SECRETARY        1998      195,000      105,000             --            69,240           12,000          31,400

MICHAEL J. SHARP ...........    2000      145,000       21,750             --                 0            7,000           4,200
  VICE PRESIDENT, CONTROLLER    1999      132,500       50,000             --            13,313            4,750           3,300
  AND CHIEF ACCOUNTING          1998      126,000       40,000             --            17,310            3,000           3,100
  OFFICER

------------

(1) On May 31, 2000, the following shares of restricted stock were held by each named executive: Mr. Storch, 55,015; Mr. Slapke, 51,411;
      Mr. Pulsifer, 21,134; Mr. Romenesko, 28,312; Mr. Sharp, 1,500. The
      May 31, 2000 market value of each named executive's restricted stock is as follows: Mr. Storch, $763,333; Mr. Slapke, $713,328; Mr. Pulsifer, $293,234; Mr. Romenesko, $392,829; Mr. Sharp, $20,813. Vesting of
      long-term restricted stock awards for executive officers varies from 3 years for Mr. Storch to 7 years in Fiscal 1999 and 2000 and 10 years in Fiscal 1998 for other executive officers. Dividends are paid on all shares of restricted stock.

(2) "All Other Compensation" includes the following: (i) contributions to the Company's 401(k) plan on behalf of each of the named executives as a Company match of 2000 pre-tax elective deferred employee contributions (Mr. Storch, $5,200; Mr. Slapke, $4,600; Mr. Pulsifer, $5,600;
      Mr. Romenesko, $5,900; Mr. Sharp, $3,900. (ii) the premium paid on group term life insurance for Mr. Slapke, $900; Mr. Pulsifer, $3,800;
      Mr. Romenesko, $900; Mr. Sharp, $300; and (iii) the value of the benefit of the remainder of the premium paid under the Company's split dollar life insurance program in the following amounts: Mr. Storch, $110,000;
      Mr. Slapke, $27,900; Mr. Pulsifer, $31,100, Mr. Romenesko, $21,700.

STOCK OPTIONS

Options generally become exercisable 20% each year over a five-year period. Unexercised options expire ten years after the date of grant. The stock option exercise price is equal to the fair market value (NYSE closing price) of a share of stock on the date of grant. The options have no value unless the stock price appreciates and the holder satisfies the applicable vesting requirements.

The following table shows certain information with respect to stock options granted in Fiscal 2000 to the named executive officers. It also shows how much the named executive officers potentially may realize under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the ten-year life of the options. These are assumed hypothetical rates of appreciation required to be shown by Securities Exchange Commission regulations as an example and are not a forecast of future stock price appreciation. Also included in this table by way of example is the hypothetical increase in value to all stockholders and to all employee optionees under such circumstances.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  Individual Grants
                              ----------------------------------------------------------   Potential Realizable Value at
                                Number of       % of Total                                    Assumed Annual Rates of
                                Securities        Options                                   Stock Price Appreciation for
                                Underlying      Granted to                                    Option Term of 10 Years
                                 Options       Employees in      Exercise     Expiration   ------------------------------
Name                           Granted (#)      Fiscal Year    Price ($/Sh)      Date         5% ($)          10% ($)
----                          --------------   -------------   ------------   ----------   -------------   --------------
David P. Storch............            0              0                 0                             0                 0

Philip C. Slapke...........       40,000(1)        7.70%          $22.625        7/13/09       $569,150        $1,442,337

Timothy J. Romenesko.......       25,000(1)        4.81%          $22.625        7/13/09       $355,719          $901,461

Howard A. Pulsifer.........       13,000(1)        2.50%          $22.625        7/13/09       $184,974          $468,760

Michael J. Sharp...........        7,000(1)        1.35%          $22.625        7/13/09        $99,601          $252,409

All Stockholders...........           NA             NA                NA             NA    382,248,125       968,691,797

All Employee Optionees.....      465,350(1)       93.18%          $22.625        7/13/09      6,621,345        16,779,787
                                  34,075(2)        6.82%           $23.34        Various        270,482           613,631

Total Optionee Gain as % of
 all Stockholder Gain......          N/A            N/A               N/A            N/A             2%                2%

------------

(1) Ten year options subject to reload and rights provisions; 20% of option shares become exercisable on the 1st, 2nd, 3rd, 4th and 5th grant anniversary.

(2) These are reload options resulting from exercises of original option grants. Under the original grants, reload options result upon surrender of shares then owned by the option holder in payment of the exercise price of the initial option. The reload option is for the number of shares surrendered and expires concurrent with the original option. The reload option exercise price is equal to the fair market value of the underlying stock on the date the original option is exercised. Reload options are included in the percentage total options grant to employees shown on the chart. Values shown in the Potential Realizable Value columns are duplicative of the portion of the value disclosed in such columns in the year of the original option grant and do not represent new value above that of the original grant.

The following table shows that no stock options were exercised by named executive officers during Fiscal 2000. This table also shows the number of shares of common stock covered by both exercisable and non-exercisable stock options as of May 31, 2000, and the value of "in-the-money" unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                           Number of
                                                                     Securities Underlying           Value of Unexercised
                                                                    Unexercised Options at           In-the-Money Options
                                      Shares                          Fiscal Year-End (#)          at Fiscal Year-End ($)(1)
                                   Acquired on       Value       -----------------------------   -----------------------------
Name                               Exercise (#)   Realized ($)   Exercisable    Unexercisable    Exercisable    Unexercisable
----                               ------------   ------------   ------------   --------------   ------------   --------------
David P. Storch..................          0                0      475,894         637,500            785,235          90,488
Philip C. Slapke.................          0                0       72,810         100,250             90,928           6,615
Timothy J. Romenesko.............          0                0       27,065          61,700             28,364           3,969
Howard A. Pulsifer...............          0                0       24,068          39,580             29,526           3,969
Michael J. Sharp.................          0                0        3,950          13,800                  0               0

------------

(1) Value of unexercised in-the-money options equals the fair market value of the Common Stock at May 31, 2000, less the exercise price, times the number of option shares outstanding. The closing price of the Common Stock on the NYSE at May 31, 2000, was $13.875.

PENSION BENEFITS

QUALIFIED PLAN BENEFITS

The Company provides benefits to all domestic employees including the named executive officers under a qualified retirement program that includes defined benefits (cash balance type plan) and 401(k)/profit sharing. The defined benefits are determined pursuant to a formula which takes into consideration the participant's age, years of credited service, and a percentage of the participant's compensation for the year. Compensation includes cash compensation shown as income on an employee's Form W-2, reduced by certain items specified in the Plan, plus amounts contributed to the Profit Sharing Plan. Compensation for purposes of the Plan cannot exceed an annual compensation limitation of $170,000 as adjusted from time to time by the Commissioner of Internal Revenue in accordance with applicable provisions of the Code.

The aggregate salary and bonus compensation shown for the named executive officers in the Summary Compensation Table above is the compensation currently included for purposes of determining benefits under qualified plans as well as the Supplemental Key Employee Retirement Benefit Plan ("SKERP") described below. Benefits under the Plan may be limited by applicable laws or regulations. Profit sharing and 401(k) benefits are based on voluntary contributions by employees with a Company match of up to 2 percentage points of the first 5 percentage points voluntarily contributed under the Plan, and a profit sharing contribution by the Company based on the individual employee's voluntary contributions and the economic performance of the individual employee's operating unit. The Company's profit sharing contribution can be up to 3% of cash compensation.

NON-QUALIFIED PLAN BENEFITS

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. Four of the named executive officers are participants in the SKERP. The SKERP is designed to restore the approximate amount of employer-provided benefits under the Company's qualified retirement plan lost as a result of Code limitations, including those limiting compensation for purposes of benefit calculations. The SKERP also provides for aggregate retirement benefits (including qualified plan benefits) at 60% and 50% of final average compensation (as defined in Plan documents), respectively, for the President and CEO and for certain other executive officers designated by the Board, including four of the named executive officers, reduced by certain items specified in Plan documents. SKERP benefits are unfunded and are forfeited if the participant violates a covenant not to compete set forth in the Plan document or if employment is terminated for cause or under certain circumstances in the event of a Change in Control as defined in the Plan document.

TABLE OF PENSION BENEFITS

The following table shows the estimated aggregate annual benefits payable upon retirement at normal retirement age (65) for each of the named executive officers under the AAR CORP. Retirement Plan and Supplemental Key Employee Retirement Plan ("SKERP").

                            PENSION BENEFIT TABLE(1)

Name                                                          Projected Benefit
----                                                          -----------------
David P. Storch.............................................      $925,400
Philip C. Slapke............................................      $496,300
Timothy J. Romenesko........................................      $225,000
Howard A. Pulsifer..........................................      $205,700
Michael J. Sharp............................................      $ 63,400

------------

(1) The projected benefit is calculated based on 120% of current covered compensation.

EMPLOYMENT AND OTHER AGREEMENTS

DAVID P. STORCH

The Company has an employment agreement with Mr. Storch designed to assure his continued services with the Company at a base compensation of $650,000 per year or such increased amount as the Board may determine. Mr. Storch's term of employment is continuously extended so as to have a remaining term of three years, but shall expire upon death, disability, retirement or other termination of employment.

Mr. Storch's agreement also includes: confidentiality and non-compete provisions; participation in the Company's benefit plans; a severance payment upon termination of employment by the Company for other than cause prior to a change in control of the Company equal to two times base salary then in effect; a severance payment equal to three (3) times his average cash compensation (base salary plus cash bonus) for the last two fiscal years of employment upon termination of employment under certain circumstances in the event of a change in control of the Company; an incentive bonus opportunity of up to 150% of base salary subject to annual financial targets approved by the Compensation Committee (20% of any bonus is payable in three year restricted stock); certain long-term incentive stock compensation commitments which have been previously satisfied in prior years pursuant to terms of the agreement, a supplemental cash payment to the extent necessary to preserve the level of benefits provided for in the employment agreement in the event of imposition of excise taxes in respect of "excess parachute payments" under the Code and, in the event of a change in control of the Company, accelerated vesting of awards outstanding under the Company's Stock Benefit Plan.

OTHER AGREEMENTS

The Company has also entered into split dollar life insurance agreements with certain key employees, including four of the named executive officers. Under the agreements, the Company will fund the annual insurance premiums for the policies subject to reimbursement from the cash value or death benefit proceeds of the policies.

The Company has entered into severance agreements with certain key employees, including three of the named executive officers other than Mr. Storch. The severance agreements are substantially identical, include confidentiality and non-compete covenants, and provide for payment of compensation and certain benefits in the event of termination of employment for other than cause, including a change in control of the Company. Severance equal to base salary plus any earned incentive cash bonus will be paid upon termination of employment by the Company for other than cause (as defined in the severance agreements) prior to a change in control of the Company. Under certain circumstances, upon termination of employment following a change in control (as defined in the severance agreements), the employee will receive severance equal to three times total compensation (base salary plus annual cash bonus) for the most recently ended fiscal year or the preceding fiscal year, whichever is greater, accelerated vesting of awards outstanding under the Company's Stock Benefit Plan, special supplemental retirement benefits determined as if the employee had three additional years of service under the Company's retirement plans, continuation of certain other benefits for a period of three years, and a supplemental cash payment to the extent necessary to preserve the level of benefits provided for in the severance agreement in the event of imposition on such employee of excise taxes payable in respect of "excess parachute payments" under the Code.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The Company's Board of Directors, upon recommendation of its Audit Committee, has selected KPMG LLP as its independent public accountants for the fiscal year ending May 31, 2001. Representatives of that firm are expected to be present at the Annual Meeting, with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

             STOCKHOLDER PROPOSALS FOR THE YEAR 2001 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at the Annual Meeting of Stockholders to be held in 2001 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. Under the Company's by-laws, in order for a proposal to be eligible for action by the shareholders at and inclusion in the Company's Proxy Statement and form of proxy relating to the 2001 Annual Meeting, the stockholder must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than April 13, 2001.

A stockholder proposal submitted outside the Rule 14a-8 process for presentation at the 2001 Annual Meeting will be considered untimely for purposes of Rules 14a-4 and 14a-5 if notice of the stockholder proposal is received by the Company after April 13, 2001.

                                          By Order of the Board of Directors

                                          Howard A. Pulsifer
                                          SECRETARY

August 28, 2000

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK OF AAR CORP., THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MAY 31, 2000. REQUESTS SHOULD BE MADE TO MR. HOWARD A. PULSIFER, SECRETARY, AAR CORP., ONE AAR PLACE, 1100 N. WOOD DALE ROAD, WOOD DALE, ILLINOIS 60191, (630) 227-2000.

                                                                       EXHIBIT 1

                                   AAR CORP.
                               BOARD OF DIRECTORS
                            AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities relating to (i) corporate accounting, disclosure and reporting practices and legal compliance of the Company, (ii) the quality and integrity of the Company's financial reports and (iii) the independence and performance of the Company's internal and independent auditors.

ORGANIZATION

The Audit Committee shall be comprised of not less than three directors of the Company who shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee.

POLICY AND PROCEDURE

The Audit Committee will maintain flexible policies and procedures and meeting schedules to enable the Audit Committee to best react to changing circumstances and provide that the Company's accounting, disclosure and reporting practices are in accordance with applicable legal and regulatory requirements. The Chairman of the Audit Committee may call meetings during the year as necessary.

The Committee will provide for free and open communication between the Committee and the Company's directors, independent auditors, internal auditors and management.

Both the Company's internal auditors and independent auditor are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company's shareholders.

The Audit Committee has authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's legal counsel or independent auditor to attend committee meetings or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall make regular reports to the Board.

RESPONSIBILITIES

1. Review and assess the adequacy of the Audit Committee charter annually and submit it to the Board for approval with any recommended changes.

2. Recommend to the Board the appointment of the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries.

3. Review written statements from the independent auditors delineating all non-audit relationships between the independent auditors and the Company, review with the independent auditors the effect of any disclosed relationships or services on objectivity and independence of the independent auditors, and recommend to the Board appropriate action to ensure the independent auditors' independence.

4. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Committee Chairman may represent the full committee for purposes of this review.

5. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the upcoming year and the audit procedures to be used, and at the conclusion of the year review such audit, including any comments or recommendations of the independent auditors.

6. Review with the Company's independent auditors, internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the internal controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

7. Review the internal audit function of the Company, including its organizational structure, independence of reporting obligations, qualification of personnel and the proposed audit plans for the coming year, and the coordination of such plans with the outside auditors.

8. Receive a summary of significant findings from completed internal audits, together with management's response, and periodic progress reports, with explanation for any deviations from the original plan.

9. Review the audited financial statements prior to their filing or distribution to shareholders with management and the independent auditors regarding (i) accounting principles, practices and judgments, (ii) whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders, and (iii) any changes in accounting principles.

10. Provide sufficient opportunity for the internal auditor and independent auditors to meet with the members of the Committee without members of management present, such meetings to occur at least twice a year. Among the items to be considered for discussion in these meetings are the auditors' evaluation of the Company's financial, accounting, and auditing personnel, the auditors' judgments about the Company's accounting principles as applied to its financial reporting; and the level of management cooperation that the outside auditors received during the course of the audit.

11. Review the human resources and succession planning of the accounting and financial operations within the Company.

12. Report on significant matters discussed at each Committee meeting to the Board.

13. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or a second independent accountant, at the expense of the Company, for this purpose if, in its judgment, that is appropriate.

14. Prepare a report to shareholders to be included in the Company's annual proxy statement as required by the Securities and Exchange Commission.

15. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

AAR CORP.                                                                 PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
 p OCTOBER 11, 2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT AAR CORP.'S HEADQUARTERS, ONE AAR PLACE, 1100 N. WOOD DALE ROAD, WOOD DALE, ILLINOIS, ON WEDNESDAY, OCTOBER 11, 2000, AT 3:00 P.M. (CST).
 R
       The undersigned hereby appoints DAVID P. STORCH and HOWARD A.
       PULSIFER, or either of them, with full power of substitution, as
 O Proxies, and hereby authorizes them to represent the undersigned at the 2000 Annual Meeting of Stockholders of AAR CORP. to be held on October 11, 2000, or any adjournment thereof, and to vote all shares
 X of AAR CORP. Common Stock which the undersigned would be entitled to vote if personally present.

 Y     1.  Election of two Class I directors; nominees:  01 Joel D. Spungin and
           02 David P. Storch (see reverse side);

       AS TO EACH ITEM SET FORTH ON THE REVERSE HEREOF, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE AND, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.

      (Continued and to be dated and signed on reverse side.)

-------------------------------------------------------------------------------
      FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL


                                  [AAR LOGO]


Dear Stockholder:

We encourage you to submit your proxy for the voting of your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears above, just below the perforation, must be used in order to submit your proxy vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24 hours a day, seven days a week up until the day prior to the meeting.

     TO SUBMIT YOUR PROXY BY TELEPHONE:
     Using a touch-tone phone call toll-free:   1-877-PRX-VOTE (1-877-779-8683)

     TO SUBMIT YOUR PROXY VOTE BY INTERNET:
     Log onto the Internet and go to the website: http://www.eproxyvote.com/air

     NOTE: IF YOU SUBMIT YOUR PROXY OVER THE INTERNET, YOU MAY INCUR COSTS SUCH AS TELECOMMUNICATION AND INTERNET ACCESS CHARGES FOR WHICH YOU WILL BE RESPONSIBLE.

                         THANK YOU FOR VOTING YOUR SHARES
                             YOUR VOTE IS IMPORTANT!

        DO NOT RETURN THIS PROXY CARD IF YOU ARE SUBMITTING YOUR PROXY
                        BY TELEPHONE OR THE INTERNET

       PLEASE MARK YOUR
  /X/  VOTES AS IN THIS                                             6019
       EXAMPLE.

As to any other business that may come before the Annual Meeting, or any adjournment thereof, this Proxy will be voted in the discretion of the proxies.

                             PLEASE MARK VOTE CLEARLY

   -----------------------------------------------------------------------
              The Board of Directors recommends a vote "FOR" item 1
                       described in the proxy statement:
   -----------------------------------------------------------------------


1. Election of two Class I directors         FOR          WITHHOLD AUTHORITY TO       NOMINEES:
                                        ALL NOMINEES*    VOTE FOR ALL NOMINEES          01. Joel D. Spungin
                                             /  /                /  /                   02. David P. Storch

    *(Instructions: to withhold authority to vote for any individual nominee, write that nominee's name(s) in the space below)

    -------------------------------------------------------------------


                                 (Please sign as name appears hereon. Joint
                                  owners should all sign. Executors,
                                  administrators, trustees, etc. should so indicate when signing. If signer is a corporation, sign full corporate name by duly authorized officer who adds his or her name and title.)

                                  ____________________________________________

                                  ____________________________________________
                                  SIGNATURE(S)                            DATE


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


[AAR LOGO]

- Amsterdam, Netherlands            - Hannover, Germany              - Petropolis, Brazil
- Atlanta, Georgia                  - Harrisburg, Pennsylvania       - Port Jervis, New York
- Brussels, Belgium                 - Livonia, Michigan              - Prestwick, Scotland
- Cadillac, Michigan                - London, England                - Ra'anana, Israel
- Clearwater, Florida               - Los Angeles, CA                - Roswell, NM
- Columbus, Ohio                    - Madrid, Spain                  - Singapore
- Costa Mesa, CA                    - McClellan, CA                  - South Glamorgan, Wales
- Dallas, Texas                     - Miami, Florida                 - Tampa, Florida
- Elk Grove Village, Illinois       - Mitcham, England               - Teterboro, New Jersey
- Frankfort, New York               - Montreal, Canada               - Windsor, Connecticut
- Garden City, New York             - Oklahoma City, Oklahoma        - Winston-Salem, NC
- Hamburg, Germany                  - Paris, France                  - Wood Dale, Illinois
